EXHIBIT 99.1


               NMS Communications Announces Share Repurchase Plan


     FRAMINGHAM, Mass.--(BUSINESS WIRE)--May 8, 2006--NMS Communications (NASDAQ: NMSS) today announced that the Company's Board of Directors has authorized the repurchase of up to 1,100,000 shares of its common stock by the end of the year. The intent of the repurchase program is to approximately offset the otherwise dilutive effect of stock option grants. Repurchases may be made from time to time on the open market or in privately negotiated transactions. Shares may be repurchased in such amounts as market conditions warrant, subject to regulatory and other considerations. As of March 31, 2006, NMS had cash and marketable securities available of approximately $61.7 million.

     About NMS Communications

     NMS Communications (NASDAQ: NMSS) is a leading provider of technologies and solutions for converged and mobile networks. Visit www.nmscommunications.com for more information.

     NMS Communications is a trademark of NMS Communications Corporation.


     CONTACT: NMS Communications
              Herb Shumway, +1-508-271-1481
              Chief Financial Officer
              Herb_Shumway@nmss.com